EXHIBIT 99.2

LB Media Group, LLC

 Index to Financial Statements
For the Years Ended December 31, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of LB Media Group, LLC:

We have audited the accompanying balance sheets of LB Media Group, LLC (“the Company”) as of December 31, 2016 and 2015 and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LB Media Group, LLC, as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
B F Borgers CPA PC
Denver, CO
June 5, 2017

LB Media Group, LLC Balance Sheets December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Assets

Current Assets
Cash and Cash equivalents	$63,011	$22,714
Prepaid expenses	14,915	8,757
Total Current Assets	77,926	31,471

Total Assets	$77,926	$31,471

Liabilities & Members' Deficit

Current Liabilities:
Accounts payable	$45,129	$3,535
Accrued liabilities	8,698	4,364
Deferred revenue	41,899	35,736
Total Current Liabilities	95,726	43,635

Members' Deficit
Members' deficit	(17,800)	(12,164)

Total Liabilities & Members' Deficit	$77,926	$31,471

The accompanying notes are an integral part of these financial statements.

LB Media Group, LLC Statements of Operations Years Ended December 31, 2016 and 2015

	For the Year Ended December 31,

	2016	2015

Sales revenue	$704,832	$491,312
Cost of revenue	--	--
Gross Profit	704,832	491,312

Operating Expenses
Information technology	44,195	44,734
Personnel	399,205	227,452
Advertising	114,065	63,435
General & administrative	136,141	133,655
Total Operating Expenses	693,606	469,276

Income from Operations	11,226	22,036

Other Income (Expense)
Other	1,438	--
Other Income (Expense), net	1,438	--

Net Income	$12,664	$22,036

The accompanying notes are an integral part of these financial statements.

LB Media Group, LLC Statements of Changes in Members’ Deficit Years Ended December 31, 2016 and 2015

Members' Deficit

Balance at January 1, 2015	$(14,196)

Net income for the year ended December 31, 2015	22,036

Distributions	(20,004)

Balance at December 31, 2015	(12,164)

Net income for the year ended December 31, 2016	12,664

Distributions	(18,300)

Balance at December 31, 2016	$(17,800)

The accompanying notes are an integral part of these financial statements.

LB Media Group, LLC Statements of Cash Flows Years Ended December 31, 2016 and 2015

	For the Year Ended December 31,

	2016	2015

Cash Flow from Operating Activities
Net income	$12,664	$22,036
Adjustments to reconcile net income to net cash from operating activities:
Change in Operating Assets and Liabilities:
Prepaid expenses	(6,158)	(3,306)
Accrued liabilities	5,156	(295)
Deferred revenue	6,163	(18,104)
Accounts payable	40,773	(8,953)
Net Cash provided by (used in) Operating Activities	58,598	(8,622)

Cash Flow used for Financing Activities
Distributions	(18,301)	(16,732)
Net Cash used in Financing Activities	(18,301)	(16,732)

Net (Decrease)/Increase in Cash	40,297	(25,354)
Cash at Beginning of the Year	22,714	48,068
Cash at End of the Year	$63,011	$22,714

Supplemental Disclosures:
Interest Paid	$--	$--
Income Taxes Paid	$--	$--

The accompanying notes are an integral part of these financial statements.

LB Media Group, LLC
Notes to Financial Statements

1. Organization & Nature of Operations

Description of Business – LB Media Group, LLC is focused on providing valuable information for the savvy cannabis consumer looking to make a purchase via deals and a dispensary database. We connect consumers with dispensaries by working alongside businesses to showcase their unique products and build a network of loyal patrons.

LB Media was founded in 2012 by a group of technology and industry veterans and provides online resources for cannabis deals and specials. Headquarters is located at 6888 South Clinton Street, Suite 300, Greenwood Village, CO 80112. Our telephone number is (720) 235-0099, and our website is www.leafbuyer.com.

2. Summary of Significant Accounting Policies

Basis of Preparation – The financial statements are presented in United States dollars, and are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. Specifically, the preparation of these financial statements requires management to make estimates, judgments, and assumptions that affect reported amounts of assets, liabilities, revenues, and expenses. We continually evaluate the accounting policies and estimates used to prepare the financial statements. The estimates are based on historical experience and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ, however, from these estimates made by management.

Significant Accounting Policies

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value, and expands disclosure of fair value measurements. The estimated fair value of certain financial instruments, including cash and cash equivalents, are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Cash

For purposes of the consolidated statements of cash flows, cash includes demand deposits, time deposits, certificates of deposit, and short-term liquid investments with original maturities of three months or less when purchased. The Federal Deposit Insurance Corporation provides coverage for all accounts of up to $250,000. As of December 31, 2016 and 2015, none of the Company’s cash was in excess of federally insured limits.

Accounts Receivable

Accounts receivable represent normal trade obligations from customers that are subject to normal trade collection terms, without discounts or rebates. If collection is expected in one year or less they are classified as current assets. If not, they are presented as non-current assets. Accounts receivable are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment. Notwithstanding these collections, the Company periodically evaluates the collectability of accounts receivable and considers the need to establish an allowance for doubtful debts based upon historical collection experience and specifically identifiable information about its customers. As of December 31, 2016 and 2015, the Company determined that no such allowance was necessary.

Prepaid Expenses

Prepayments made for services are deferred as an asset and recognized as expense as the services are performed.

Property and Equipment

Property and equipment is stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset's carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company, and the cost of the item can be measured reliably. Subsequent to recognition, property and equipment is measured at cost less accumulated depreciation and impairment losses.

Accounts Payable

Accounts payable are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification ("ASC") Topic 605, "Revenue Recognition." It records revenue when persuasive evidence of an arrangement exists, services have been rendered, the selling price to the customer is fixed or determinable, and collectability of the revenue is reasonably assured. No costs are recorded to cost of sales as we are unable to directly allocate any costs of our revenue. No costs are recorded to cost of sales as we are unable to directly allocate any costs of our revenue.  Deferred revenue represents amounts billed or collected in accordance with contractual terms in advance of when the work is performed. The deferred revenue balance represents the amount the Company estimates will be earned as revenue during the next fiscal year.

Operating Expenses

Expenses necessary to generate revenue are expensed in the period incurred. Commission expense is recognized at the time revenue is earned on product sales, and is based upon a defined fee for each product sold.

Income Taxes

Because the Company was established as a limited liability company, it is treated as a partnership for Federal income tax purposes where all such tax obligations flow through to the owners of the Company during the period in which income taxes were incurred.

Going Concern

The Company’s financial statements been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The ability to continue as a going concern is dependent upon our generating profitable operations in the future and / or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Management believes that actions presently being taken to further implement our business plan and generate additional revenues provide opportunity for the Company to continue as a going concern. While we believe in the viability of our strategy to generate additional revenues and our ability to raise additional funds, there can be no assurances to that effect.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2017. Management has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any other new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.

3. Critical Accounting Estimates and Judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year include:

Contingent Liabilities - The Company is required to make judgments about contingent liabilities including the probability of pending and potential future litigation outcomes that, by their nature, are dependent on future events that are inherently uncertain. In making its determination of possible scenarios, management considers the evaluation of outside counsel knowledgeable about each matter, as well as known outcomes in case law.

4. Financial Risk Management Objectives and Policies

The Company has a system of controls in place to create an acceptable balance between the cost of risks occurring and the cost of managing the risk. Management continually monitors the Company's risk management process to ensure that an appropriate balance between risk and control is achieved. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company's activities. The Company reviews and agrees policies and procedures for the management of these risks.

The Company is exposed to financial risks arising from its operations and the use of financial instruments. The key financial risks include market risk, credit risk, and liquidity risk. The following section provides details regarding the Company's exposure to these risks and the objectives, policies and processes for the management of these risks.

Market Risk - Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices, will affect the Company's income or the value of its holdings of financial instruments. Management believes the Company is not exposed to significant market risk at December 31, 2016 or December 31, 5

Credit Risk - Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. Credit risk arising from the inability of a customer to meet the terms of the Company's financial instrument contracts is generally limited to the amounts, if any, by which the customer's obligations exceed the obligations of the Company. The Company's exposure to credit risk arises primarily from its cash & cash equivalents and its accounts receivable for which the Company minimizes credit risk by dealing with reputable counterparties with high credit ratings and no history of default.

Liquidity Risk - Liquidity risk is the risk that the Company will encounter difficulty in meeting financial obligations due to shortage of funds. The Company's exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Company's liquidity risk management policy is to monitor its net operating cash flows and maintain an adequate level of cash and cash equivalents through regular review of its working capital requirements. The Company monitors and maintains a level of cash considered adequate by management to finance the Company's operations and mitigate the effects of the fluctuations in cash flows.

5. Related Party Transactions

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

6. Commitments and Contingencies

The Company is subject to legal claims that may arise in the normal course of business. However, management is unaware of any pending or threatened claims that would require adjustment or disclosure to the accompanying financial statements.

Future minimum rental payments required under all leases that have remaining non-cancelable lease terms in excess of one year as of December 31, 2016 are as follows:

2017	$30,254
2018	31,363
2019	--
2020	--
2021	--
Thereafter	--
$61,617

7. Subsequent Events

On March 23, 2017, AP Event, Inc. (“AP”), a publicly traded company, entered into a Merger Agreement (the “Agreement”), whereby upon closing, AP would acquire a 100% interest in the Company in exchange for: cash in the amount of Six Hundred Thousand Dollars ($600,000); 2,351,355 newly-issued, pre-split shares of AP’s Common Stock (the “Merger Shares”); and 324,327 pre-split shares of AP’s Series A Convertible Preferred Stock, par value $0.001 per share. Simultaneously with the Merger, AP accepted subscriptions in a private placement offering of its Common Stock for the aggregate offering amount of $600,000. On March 24, 2017, AP changed its name to Leafbuyer Technologies, Inc. to more accurately reflect the nature of the continuing business.